UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Metro-Rural Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Suite 803, 8/F Tower 1

The Gateway, 25 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

Telephone: (852) 2111 3815

(Address and telephone number of registrant’s principal executive office)

Mr. Sio Kam Seng

Chief Executive Officer and Vice Chairman of the Board

China Metro-Rural Holdings Limited

Suite 803, 8/F, Tower 1, The Gateway

25 Canton Road, Tsimshatsui, Kowloon, Hong Kong

Telephone: (852) 2111 3815

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering (2)	Amount of Registration Fee (3)
Ordinary Shares (1)
Warrants (1)
Total			$300,000,000	$34,830

(1)	There are being registered under this registration statement such indeterminate number of ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $300,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $300,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon exercise of warrants that provide for such conversion into, exercise for ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. These securities are not being registered for the purposes of sales outside the United States.
(2)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.
(3)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, on the basis of the maximum aggregate offering price of the securities listed.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 21, 2011

PROSPECTUS

CHINA METRO-RURAL HOLDINGS LIMITED

Ordinary Shares

Warrants

We may offer, issue and sell from time to time up to US$300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, number of warrants to purchase ordinary shares and a combination of such securities, in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information About Us,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our shares are listed on the NYSE Amex under the symbol “CNR.” On January 19, 2011, the last reported sale price of our shares was $3.50 per share.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                         , 2011

You should read this prospectus and any prospectus supplement together with the additional information described in the section entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, except where the context otherwise requires and for purposes of this prospectus only:

•

“we,” “us,” “our company,” “the Company,” “our” and “CNR” refer to China Metro-Rural Holdings Limited, its subsidiaries, and, in the context of describing our operations and consolidated financial information, include our consolidated variable interest entities, or “VIEs” in China;

•

“China” or “PRC” refers to the People’s Republic of China solely for the purpose of this prospectus, and do not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan;

•	“BVI” refers to the British Virgin Islands;

•	“shares” refer to our ordinary shares;

•	all references to “RMB” or “renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States; and

•	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total U.S. dollar amount of $300,000,000. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference”.

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are, by their nature, subject to risks and uncertainties. This Act provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements, including statements regarding industry prospects and future results of operations or financial position, made in this press release are forward looking.

Words such as “continue”, “believe”, “consider”, “probably”, “strive” and similar expressions may identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to: the Company’s future performance, the Company’s expansion efforts, the state of economic conditions, the Company’s market and the governmental policy. These forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes to be appropriate in particular circumstances. However, whether actual results and developments will meet the Company’s expectations and predictions depends on a number of known and unknown risks and uncertainties and other factors, any or all of which could cause actual results, performance or achievements to differ materially from the Company’s expectations, whether expressed or implied by such forward-looking statements.

The discussion of our acquisition, turnover and net profit should be read in conjunction with the financial statements and the notes thereto included elsewhere in this release, our Form 20-F filed and our Form 6-K submissions furnished with the SEC which can be obtained on the Company’s website on www.chinametrorural.com. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company will not publicly release any revisions to these forward-looking statements after the date hereof. Readers are urged, however, to review the factors set forth in reports that the Company files and furnishes from time to time with the SEC.

Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors which affect our business, including without limitation the disclosures made under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and in our Annual Report on Form 20-F for the year ended March 31, 2010 filed with the SEC on July 9, 2010, or Form 20-F, and our other submissions to the SEC, including the two Form 6-K submissions furnished by us on January 18, 2011.

RISK FACTORS

Investing in our ordinary shares involves risks. You should read the risks and uncertainties set forth in the section entitled “Risk Factors” in our most recently filed Form 20-F, as updated by the Form 6-K furnished to the SEC on January 18, 2011, which is incorporated by reference in this prospectus, and the “Risk Factors” section in any relevant prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of those risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline.

OUR COMPANY

China Metro-Rural Holdings Limited, or China Metro, was incorporated in the British Virgin Islands as an international business company under the name Man Sang International (BVI) Limited, or MSBVI, under the International Business Companies Act on August 14, 1995, and automatically re-registered as a business company on January 1, 2007 pursuant to The BVI Business Companies Act, 2004. Prior to August 25, 2009, MSBVI was a wholly owned subsidiary of Man Sang Holdings, Inc., or MSHI, a United States domestic issuer incorporated in the State of Nevada whose ordinary shares were listed on the NYSE Amex (formerly known as the American Stock Exchange). On August 25, 2009, at a general meeting, the shareholders of MSHI resolved that MSHI liquidated and dissolved, whereby we were effectively redomiciled from the United States to the British Virgin Islands and, as part of this transaction, MSBVI became the successor of MSHI and a non-United States domestic issuer whose ordinary shares are listed on the NYSE Amex. From its inception in August 1995 through the completion of the dissolution and liquidation on August 25, 2009, MSBVI was a wholly owned subsidiary of MSHI. As a result of the dissolution and liquidation of MSHI on August 25, 2009, MSBVI became the listed holding company of our group. On March 19, 2010, MSBVI was renamed China Metro-Rural Holdings Limited. Our ordinary shares are traded on the NYSE Amex under the ticker symbol “CNR”.

Upon the effective date of the Reorganization, the Company and its subsidiaries continued to conduct the business previously conducted by MSHI and its subsidiaries (including the Company). Although the dissolution and liquidation of MSHI resulted in the cessation of MSHI as the holding company of the Group, the dissolution and liquidation had no material impact on our financial condition or operating results, other than the costs incurred in connection with its dissolution and liquidation. As the Company contractually assumed all rights, title, obligations and liabilities of MSHI upon the terms and subject to the conditions of the agreement and plan of the dissolution and liquidation, there was a continuation of the risks and benefits to the ultimate controlling owners that existed prior to the dissolution and liquidation of MSHI. Accordingly, the Reorganization has been accounted for as a reorganization of entities under common control in a manner similar to pooling-of-interests. On this basis, the Company has been treated as the holding company of MSHI in all periods presented in the financial statements rather than from the effective date of the Reorganization. Subsequent to the Reorganization, the acquisition of equity interest of China Metro-Rural Limited has been accounted for as a combination of entities under common control in a manner similar to pooling of interests as both the Company and China Metro-Rural Limited were controlled by Mr. Cheng Chung Hing, Ricky immediately prior to and immediately after the Merger. On this basis, the consolidated financial statements of China Metro-Rural Holdings Limited for periods prior to the Merger have been restated to include, to the extent of the equity interest of China Metro-Rural Limited held by Mr. Cheng Chung Hing, Ricky, the assets and liabilities and results of operations of China Metro-Rural Limited for those periods as if China Metro-Rural Holdings Limited had owned China Metro-Rural Limited at the beginning of the financial period reported in the consolidated financial statements or when MSBVI and China Metro-Rural Limited came under common control by Mr. Cheng Chung Hing, Ricky, whichever is later, and all assets and liabilities of China Metro-Rural Limited have been stated at historical carrying amounts. The acquisition by the Company of interest owned by all the shareholders of China Metro, including Mr. Cheng Chung Hing, Ricky, was treated as an equity transaction at the completion date of the Merger.

As a result of the Merger, our principal operating subsidiaries are China Metro-Rural Limited and its subsidiaries as well as Man Sang International Limited, or MSIL, and its subsidiaries.

On July 28, 2010, we announced that our directors had declared a dividend, or the Dividend, to our shareholders, as a result of which the entire equity interest in MSIL held by us, representing approximately 494 million ordinary shares of MSIL, would be distributed to them.

The Dividend resulted in the spin-off of the jewelry and real estate operations associated with MSIL and discontinued operations of the Company. This discontinued operations included the (1) purchasing, processing, assembling, merchandising and wholesale distribution of pearls and jewelry products; and (2) the real estate development and investment businesses in the PRC and Hong Kong.

Our continuing operations represent our agricultural logistics business comprised of the (1) development and operation of integrated agricultural logistics and trade centers and supporting facilities; (2) property investment which invests in integrated agricultural logistics and trade centers and supporting centers and supporting facilities; and (3) property management which engages in the management of developed properties within the logistics platforms, in two locations in the PRC, namely Tieling Northeast Logistics City in Tieling City, Liaoning Province, and Dezhou Northeast Logistics City in Dezhou City, Shandong Province.

We are focused on being one of the leading developers and operators of large scale, integrated agricultural logistics and trade centers in Northern China that facilitate a relationship between sellers and buyers of agricultural commodities and small appliances, provide relevant physical platform and timely marketing information and intelligence, provide a transparent and competitive market price discovery mechanism and provide infrastructure to enhance the living standards of those from the rural area.

Our principal place of business and our executive office is located at Suite 803, 8/F, Tower 1, The Gateway, 25 Canton Road, Tsimshatsui, Kowloon, Hong Kong, telephone: 852-2111-3815. We have designated National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York, 10001, as our agent for service of process in the United States.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of ordinary shares and warrants as shall have a maximum aggregate offering price of $300,000,000. The actual per share price of the ordinary shares or exercise price of the warrants that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares and warrants as set forth in the applicable prospectus supplement.

PRICE RANGE OF OUR SHARES

Our ordinary shares have been listed on the NYSE Amex under the symbol “CNR” since April 20, 2010. From August 26, 2009 through April 20, 2010 our ordinary shares was listed on the NYSE Amex under the symbol “MHJ.” From August 8, 2005 through August 25, 2009, the common stock of our predecessor-in-interest, MSHI, was listed on the NYSE Amex under the symbol “MHJ.” From 1987 to 2005, MSHI’s common stock was reported on the Over-The-Counter (OTC) Electronic Bulletin Board under the symbol “MSHI.OB.” Our preferred shares are not listed.

The following table lists the high and low market prices for our ordinary shares, for the periods indicated, on NYSE Amex. Other than the data below regarding the last six months of our stock price on NYSE Amex, the following table sets forth, for the periods indicated, the high and low sales prices (in U.S.$) for the our ordinary shares from August 25, 2009 to March 31, 2010, and the common stock of MSHI from April 1, 2007 through August 24, 2009 on the NYSE Amex.

	High	Low
Yearly Highs and Lows for the Year Ending March 31,
2010	4.46	1.70
2009	8.35	0.96
2008	16.46	5.30
2007	6.93	3.52
2006	8.30	4.70

Quarterly Highs and Lows

2011

First Quarter (April-June 2010)	2.52	1.72
Second Quarter (July-September 2010)	2.75	1.85

2010

First Quarter (April-June 2009)	4.46	1.85
Second Quarter (July-September 2009)	2.89	1.70
Third Quarter (October-December 2009)	2.99	2.15
Fourth Quarter (January-March 2010)	3.77	1.82

2009

First Quarter (April-June 2008)	8.35	5.50
Second Quarter (July-September 2008)	6.50	2.62
Third Quarter (October-December 2008)	3.48	1.10
Fourth Quarter (January-March 2009)	1.92	0.96

Most Recent Six Months
July 2010	2.22	1.85
August 2010	2.75	1.97
September 2010	2.74	2.75
October 2010	3.06	2.53
November 2010	3.50	2.90
December 2010	3.24	2.98

On January 19, 2011, the closing price of our ordinary shares on the NYSE Amex Stock Market was $3.50.

DESCRIPTION OF SHARE CAPITAL

The Company was first incorporated as an international business company under the International Business Companies Act (Cap.291) on January 31, 2002 and immediately prior to its automatic re-registration under the BVI Business Companies Act 2004 on January 1, 2007 was governed by the International Business Companies Act (Cap.291). The principal executive office of the Company is located at Room 803, 8/F, Tower 1, The Gateway, 25 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

General

The Company is authorized to issue a maximum number of 1,000,200,000 shares of US$0.001 each divided into 200,000 preferred shares of US$0.001 each, or the preferred shares, and 1,000,000,000 ordinary shares of US$0.001 each, or the ordinary shares. Subject to the Act, we have full capacity to carry on or undertake any business or activity and to do any act or enter into any transaction.

Description of Our Shares

As of September 30, 2010, there were 64,125,804 ordinary shares outstanding and 100,000 preferred shares outstanding, all of which were fully paid.

The following summarizes certain terms and provisions contained in our Memorandum and Articles of Association as may be amended and restated from time to time. This summary is not complete, and you should read our Memorandum and Articles of Association, which were filed as Exhibits 1.1 and 1.2 to our Annual Report on 20-F filed on July 9, 2010 with the SEC.

Rights, Preferences and Restrictions of Preferred Shares

Dividends

The holders of preferred shares are entitled to receive, when and as declared by the board of directors out of any funds legally available therefor, a dividend per share equal to any dividends per share declared on shares of our ordinary shares. Dividends on the preferred shares shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the ordinary shares with respect to the same dividend period. The right to such dividends on preferred shares are not cumulative, and no rights accrue to the holders of such shares by reason of the board’s failure to pay or declare and set apart dividends thereon.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of preferred shares are entitled to a liquidation preference to be paid first out of our assets available for distribution to holders of our shares of all classes an amount equal to US$25 per preferred share before any distribution of assets. If our assets shall be insufficient to permit the payment in full to the holders of the preferred shares, then our entire assets available for such distribution shall be distributed ratably among the holders of the preferred shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.

Voting Rights

Holders of our preferred shares, as a class, will be entitled to vote 3,191,225 shares, subject to adjustment for stock splits, stock dividends and combinations, in all matters voted on by our shareholders.

Rights, Preferences and Restrictions of Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the BVI may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors, subject to The BVI Business Companies Act, 2004.

Liquidation

On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis, but subject to the liquidation preference of the holders of the preferred shares. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately, but, as above, subject to the liquidation preference of the holders of the preferred shares.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which our shares are entitled to vote and voting at any meeting of shareholders is by show of hands.

General Provisions of Our Shares

Voting and Quorum

If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy or, if a corporation, by its duly authorized representative holding not less than one-third of the outstanding voting shares in our company. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in the aggregate 30% or more of our voting share capital. Advance notice of at least 10 (but not more than 60) days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting. Our shareholders’ meeting may be held in such place within or outside the BVI as our board of directors considers appropriate.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares (including preferred shares which represent ordinary shares) cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares (including preferred shares which represent ordinary shares). An ordinary resolution is required for matters such as an amendment of the Memorandum and Articles of Association to increase or reduce the number of shares that we are authorized to issue and a repurchase of our outstanding shares. An ordinary resolution is required for the removal of directors with cause.

Transfer of Shares

Any transfer of our shares shall be evidenced by a written instrument of transfer executed by or on behalf of the transferor and containing the name and address of the transferee. A transfer of shares is effective when the name of the transferee is entered in our share register in respect of such shares and we shall not be required to treat a transferee of a share as a shareholder until the transferee’s name has been entered in the register.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

The directors may, on our behalf, subject to an ordinary resolution of members (including the written consent of all the members whose shares are to be purchased, redeemed or otherwise acquired), purchase, redeem or otherwise acquire any of our own shares for such consideration as they consider appropriate, and either cancel or hold such shares as treasury shares. The directors may dispose of any shares held as treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares.

Variation of Rights of Shares

If at any time our shares are divided into different classes, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not we are being wound-up, may be varied with the consent in writing of the holders of a simple majority of the issued shares of that class or series or with the sanction of a resolution passed by a simple majority of the votes cast at a separate meeting of the holders of the shares of the class or series.

Inspection of Register of Members

Pursuant to our Memorandum and Articles of Association, our register of members and branch register of members shall be open for inspection by shareholders for such times and on such days as its board of directors shall determine, without charge, or by any other person upon a maximum payment of US$2.50 or such other sum specified by the board, at the registered office or such other place at which the register is kept in accordance with The BVI Business Companies Act, 2004 or, upon a maximum payment of US$1.00 or such other sum specified by the board, at our registered office, unless the register is closed in accordance with our Memorandum and Articles of Association.

Designations and Classes of Shares

All of our issued and outstanding shares upon the completion of the liquidation will be ordinary shares and preferred shares. Our Memorandum and Articles of Association provide that our authorized unissued shares shall be at the disposal of our board of directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as our board may in its absolute discretion determine. In particular, our board of directors is empowered to authorize from time to time the issuance of one or more additional classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting power, full or limited or no voting power, and liquidation preferences, and to increase or decrease the size of any such class or series.

Shareholders

Only persons who are registered in the register of members are recognized as our shareholders.

No Limitations on Ownership of Securities

There are no limitations on the right of non-residents or foreign persons to own our securities imposed by BVI laws or by our Memorandum and Articles of Association.

Ownership Threshold

There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed imposed by BVI laws or by our Memorandum and Articles of Association.

Changes in Capital

We may, by an ordinary resolution of members, amend our Memorandum and Articles of Association to increase or reduce the maximum number of shares that we are authorized to issue.

Subject to our Memorandum and Articles of Association, we may, by an ordinary resolution of members:

•	divide our shares, including issued shares, into a larger number of shares; or

•	combine our shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

Directors’ Power to Issue Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary and preferred shares from time to time as our board of directors shall determine, up to the amount of the available authorized but unissued shares.

Our board of directors may issue preferred shares without action by its shareholders up to the amount of the authorized but unissued preferred shares. The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. The issuance of these shares could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in our interest, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of the ordinary shares.

Directors

A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of directors, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with the above provision or (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by an ordinary resolution of shareholders or (b) the Company received fair value for the transaction.

A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

Directors shall not receive any stated salary for their services, but by a resolution of directors a fixed sum may be allowed for attendance at each meeting of the board. The board of directors may, from time to time and at its discretion, exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, and may exercise power in such manner and upon such terms and conditions in all respects as it thinks fit.

Limitations on Rights to Hold or Vote Shares

Except as described herein, there are no limitations imposed by BVI laws or by our Memorandum and Articles of Association on the rights of non-resident shareholders to hold or vote our ordinary shares.

Exchange Controls

There are no material BVI laws, decrees, regulations or other legislation that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to non-resident holders of our shares.

Anti-Takeover Effects of Our Memorandum and Articles of Association

Some provisions of BVI laws and our Memorandum and Articles of Association could make the acquisition of us by means of a tender offer or merger, or by means of a proxy contest or otherwise, more difficult.

These provisions, which include a “business combination” provision, are expected to discourage coercive takeover practices and inadequate takeover bids. Although as a BVI company, we are not subject to Section 203 of the Delaware General Corporation Law, the business combination provision in our articles largely mirror the intention of Section 203 and generally prohibit “business combinations” between us and an “interested shareholder.” These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

Disclosure of Share Ownership

Our Memorandum or Articles of Association do not provide for any ownership threshold above which shareholder ownership must be disclosed.

Amendment of Memorandum and Articles of Association

The Company may at any time and from time to time by ordinary resolution alter or amend its Memorandum of Association and Articles of Association in whole or in part subject, in the case of any alteration or amendment which modifies the rights of a class of shares, to consent from holders of that class of shares as more fully set out above.

Other Information

Information regarding our Memorandum and Articles of Association, material contracts, exchange controls, and taxation is included in Item 10, “Additional Information” in our Annual Report on Form 20-F for the fiscal year ended March 31, 2010, as updated by our Form 6-K furnished on January 18, 2011, and incorporated by reference herein.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of ordinary shares. Warrants may be convertible into, exercisable for, or exchangeable for ordinary shares. Warrants may be issued separately or in combination with ordinary shares as a unit. We may issue warrants directly or under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and any applicable warrant agreement, including, where applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the ordinary shares with which the warrants are issued and the number of warrants issued with each such share;

•	the date on and after which the warrants and the related ordinary shares will be separately transferable;

•	the number of ordinary shares purchasable upon the exercise of one warrant and the price at which the ordinary shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of ordinary shares issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal and BVI income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

LEGAL MATTERS

The validity of the ordinary shares and warrants offered by this prospectus and legal matters as to BVI laws will be passed upon by Conyers Dill & Pearman.

EXPERTS

The financial statements incorporated in this Prospectus by reference to China Metro-Rural Holdings Limited’s Current Report on Form 6-K dated January 18, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

China Metro-Rural Holdings Limited is a BVI corporation and our principal executive offices are located outside the United States in the People’s Republic of China. A majority of our directors and officers reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

We have designated National Registered Agents, Inc., 875 Avenue of the Americas, Suite 501, New York, New York, 10001, as our agent for service of process in the United States with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The Company has been advised by its BVI counsel, Conyers Dill & Pearman, that the courts of the BVI would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States courts against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the BVI, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the BVI, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI and (f) there is due compliance with the correct procedures under the laws of the BVI.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing shareholders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information superseded by information in this document. This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

1.	our Annual Report on Form 20-F for the year ended March 31, 2010 filed with the SEC on July 9, 2010;

2.	our Reports of Foreign Issuer on Form 6-K furnished to the SEC on July 28, 2010, August 23, 2010, October 28, 2010, January 18, 2011 (including the revised Item 3, Item 4, Item 5, Item 8, and Item 10 which superceded those previously included in the Company’s Annual Report on Form 20-F for the year ended March 31, 2010 as described in such Form 6-K) and January 18, 2011 (including unaudited consolidated interim financial information and management’s review and analysis thereof from those previously included in the Form 6-K furnished to the SEC on October 28, 2010, as described in such Form 6-K furnished on January 18, 2011); and

3.	the description of our securities in the Registration Statement on Form 8-A filed with the SEC on August 3, 2005 by Man Sang Holdings, Inc. (our successor issuer) pursuant to Rule 12g-3 under the Securities Exchange Act of 1934.

The documents listed above contain important information about us and our finances. The more detailed information contained in the Form 6-K and Form 20-F qualify this entire prospectus. Statements in this prospectus may modify or supersede statements in the Form 6-K and Form 20-F and therefore the modified or superseded part of the original statement is not part of this prospectus.

We incorporate by reference into this prospectus all subsequent annual reports on Form 20-F after the date of this prospectus and before we terminate this offering. We also may incorporate by reference into this prospectus our reports on Form 6-K furnished after the date of this prospectus and before we terminate this offering that we identify in the Form 6-K as being incorporated into this registration statement. We may modify or supersede any statement in this prospectus by statements in documents we incorporate by reference after the date of this prospectus. When that happens, the modified or superseded part of the original statement is not part of this prospectus.

You may request a copy of any of the documents incorporated by reference in this prospectus at no cost. We will not include exhibits to the documents that you request unless the exhibits are specifically incorporated by reference into those documents. You may make your request for any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address: Suite 803, 8/F, Tower 1, The Gateway, 25 Canton Road, Tsimshatsui, Kowloon, Hong Kong, China (Attention: Investor Relations). The telephone number of CNR at this address is +(852) 2111 3815.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are a foreign private issuer (as such term is defined in the Securities Exchange Act of 1934, or the Exchange Act). We are subject to the informational requirements of the Exchange Act, file our annual reports on Form 20-F, and furnish reports on Form 6-K and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 to register the securities offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. References in this prospectus to any contract or other document are not necessarily complete and, if we filed the contract or document as an exhibit to the registration statement, you should refer to the exhibit for more information.

The materials that we file and furnish with the SEC and this registration statement, including all exhibits, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public from the SEC’s website at www.sec.gov.

Our corporate Internet address is www.chinametrorural.com. We make available free of charge on or through our website our annual reports, current reports, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by Securities and Exchange Commission, or the SEC, rules. Information contained on our website is not part of this report or any other report filed with the SEC. You may read and copy any public reports we filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site http://www.sec.gov that contains reports, proxy and information statements, and other information that we filed electronically.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to, among others, Rules 13a-11, 13a-13, 15d-11 and 15d-13 promulgated under the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue half-yearly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

BVI laws do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide that, subject to The BVI Business Companies Act, 2004, we will indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

•

is or was a party or is threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of our company; or

•

is or was, at the request of our company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and they must have had no reasonable cause to believe their conduct was unlawful.

If any such person mentioned above has been successful in defense of any proceedings referred to above, that person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by that person in connection with the proceedings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

Exhibit Number	Description

1.1*	Form of Placement Agent Agreement.

3.1	Amended and Restated Memorandum of Association (Filed as Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed on July 9, 2010, and incorporated by reference herein).

3.2	Articles of Association (Filed as Exhibit 1.2 to the Company’s Annual Report on Form 20-F filed on July 9, 2010, and incorporated by reference herein).

4.1	Specimen Common Stock Certificate (Filed as Exhibit 1.1 to the Form 8-A of Man Sang Holdings, Inc., the Company’s successor issuer, on June 17, 1996, and incorporated by reference herein).

4.1*	Form of Warrant Certificate and Agreement

5.1	Opinion of Conyers Dill & Pearman (including their consent).

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included within signature page)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 21st day of January, 2011.

CHINA METRO-RURAL HOLDINGS LIMITED

By:	/s/ Mr. Sio Kam Seng
Mr. Sio Kam Seng Executive Director and Vice Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sio Kam Seng his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mr. Cheng Chung Hing Mr. Cheng Chung Hing	Chairman of the Board and Director	January 21, 2011

/s/ Mr. Sio Kam Seng	Chief Executive Officer, Vice Chairman and	January 21, 2011
Mr. Sio Kam Seng	Director (Principal Executive Officer)

/s/ Mr. Cheng Tai Po	Vice Chairman of the Board and Director	January 21, 2011
Mr. Cheng Tai Po

/s/ Ms. Leung Wai Yan	Director	January 21, 2011
Ms. Leung Wai Yan

/s/ Mr. Pak Wai Keung, Martin	Chief Financial Officer (Principal Financial	January 21, 2011
Mr. Pak Wai Keung, Martin	Officer and Accounting Officer)

/s/ Mr. Yuen Ka Lok, Ernest	Director	January 21, 2011
Mr. Yuen Ka Lok, Ernest

/s/ Mr. Lai Chau Ming, Matthew	Director	January 21, 2011
Mr. Lai Chau Ming, Matthew

/s/ Mr. Wong Gee Hang, Henry	Director	January 21, 2011
Mr. Wong Gee Hang, Henry

/s/ Mr. Tsui King Chung, Francis	Director	January 21, 2011
Mr. Tsui King Chung, Francis

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of China Metro-Rural Holdings Limited has signed this Registration Statement or amendment thereto in the City of Tappan, State of New York, on January 21, 2011.

National Registered Agents, Inc.

By:	/s/ Patrick J. O’Neill
Name: Patrick J. O’Neill
Title: Vice President